Exhibit 8

Subsidiaries of the Registrant

Name	Jurisdiction of Incorporation	Percentage Ownership (Direct Parent)

Bayannaoer City Feishang Mining Company Limited	People’s Republic of China	100% (held by Yangpu Shuanghu Industrial Development Co., Limited)
China Coal Mining Investment Limited	Hong Kong Special Administrative Region	100% (held by Registrant)
Feishang Dayun Coal Mining Limited	Hong Kong Special Administrative Region	100% (held by Pineboom Investments Limited)
Feishang Mining Holdings Limited	British Virgin Islands	100% (held by Registrant)
Feishang Yongfu Mining Limited	Hong Kong Special Administrative Region	100% (held by Newhold Investments Limited)
FMH Corporate Services Inc.	Florida, the United States	100% (held by Registrant)
Newhold Investments Limited	British Virgin Islands	100% (held by Registrant)
Pineboom Investments Limited	British Virgin Islands	100% (held by Registrant)
Shenzhen Feishang Management and Consulting Co., Limited	People’s Republic of China	100% (held by Yunnan Feishang Mining Co., Limited)
Yangpu Shuanghu Industrial Development Co., Limited	People’s Republic of China	100% (held by Feishang Yongfu Mining Limited)
Yunnan Feishang Mining Co., Limited	People’s Republic of China	100% (held by Yangpu Shuanghu Industrial Development Co., Limited)